EXHIBIT 99.1

                                                               Media Contact:
                                      151 Farmington Avenue    Joyce A. Oberdorf
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                                                               Investor Contact:
                                                               Robyn S. Walsh
                                                               860-273-6184



                    AETNA ISSUES STATEMENT ON CNBC STATEMENT

Hartford, CT, March 1, 2000 -- Aetna (NYSE: AET) today confirmed that it received on February 24, 2000 a letter from WellPoint Health Networks Inc. and ING America Insurance Holdings, Inc. in which those companies expressed a "desire to begin discussions" concerning an acquisition of Aetna. The letter indicated that, subject to a due diligence review of Aetna and other conditions, ING and WellPoint would propose a transaction whereby Aetna shareholders "would receive approximately $70 per share in value, comprised of $44 in cash and $26 in WellPoint common stock." WellPoint and ING stated in their letter that they intended to keep this proposal confidential.

The Aetna Board of Directors will review the letter in due course. Aetna Chairman and CEO William Donaldson has previously announced that Aetna has commenced a comprehensive review of the company's strategy and operations.

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